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                                 EXHIBIT 2.01

Form of Agreement and Plan of Merger to be entered into by and among Capital Source L.P., Capital Source II L.P.-A and America First Real Estate Investment Company, Inc. (the "Company"), incorporated herein by reference from Appendix A to the Prospectus/Consent Solicitation Statement.